Exhibit 10.5
THE MARCUS CORPORATION
2004 EQUITY AND INCENTIVE AWARDS PLAN
RESTRICTED STOCK UNIT AGREEMENT

THIS RESTRICTED STOCK UNIT AGREEMENT (this “Agreement”) is made and entered into as of the grant date specified on the attached cover page (the “Grant Date”) by and between THE MARCUS CORPORATION, a Wisconsin corporation (the “Company”), and the Participant named on the attached cover page (the “Participant”).
WITNESSETH:
WHEREAS, the terms of The Marcus Corporation 2004 Equity and Incentive Awards Plan (the “Plan”), to the extent not stated herein, are specifically incorporated by reference in this Agreement and capitalized terms used herein which are not otherwise defined shall have the meaning set forth in the Plan;
WHEREAS, the Plan provides for the grant of various equity-based incentive awards, including grants of restricted stock unit awards, to be granted to certain key employees of the Company or a subsidiary thereof;
WHEREAS, the Participant is now employed by the Company or a subsidiary thereof in a key capacity and has exhibited judgment, initiative and efforts which have contributed materially to the successful performance of the Company; and
WHEREAS, the Company desires to grant the Participant restricted stock units relating to Shares in recognition of Participant’s past and expected future efforts as an employee of the Company or a subsidiary thereof and to provide the Participant with the opportunity to receive Shares.
NOW, THEREFORE, in consideration of the premises and of the covenants and agreements herein set forth, the parties hereby mutually covenant and agree as follows:
1.Grant of Restricted Stock Units. Subject to the terms and conditions of the Plan and this Agreement, the Company hereby grants the Participant the number of Restricted Stock Units set forth on the attached cover page (the “Restricted Stock Units”).
2.Vesting Schedule. The Restricted Stock Units shall, except as otherwise provided in Section 3 or the Plan, vest in accordance with the following schedule, provided that the Participant is continuously employed by the Company or a subsidiary until the applicable vesting date below:

Vesting Date	Cumulative Percentage of Restricted Stock Units Vested
Prior to the second anniversary of the Grant Date	0%
The second anniversary of the Grant Date	50%
The third anniversary of the Grant Date	100%

3.Termination of Employment; Leave of Absence.
(a)If the Participant dies or becomes permanently disabled while he is in the employ of the Company or any subsidiary, or if his employment is terminated by reason of his retirement in accordance with the then effective retirement plan or policy of the Company or any subsidiary, provided that the Participant has given at least six (6) months’ advance written notice of such retirement, in each case prior to the date on which all of the Restricted Stock Units are vested, then the Participant (or his beneficiary or estate, in the case of death), will become vested in a pro rata portion, determined by the Committee in its sole and absolute discretion, of the Restricted Stock Units that have not previously vested. Any Restricted Stock Units that do not vest on a pro rata basis in accordance with the preceding sentence will be automatically forfeited upon such termination.
(b)If the Participant’s employment is terminated by the Company or any subsidiary for any reason or if the Participant terminates his employment with the Company or any subsidiary for any reason (other than, in each case, one of the reasons set forth in Section 3(a)), then any unvested Restricted Stock Units shall automatically be forfeited upon such termination.
(c)If the Participant takes an approved unpaid leave of absence from the Company or any subsidiary, the Committee may, in its sole discretion, delay any vesting date(s) to take into account the period(s) during which the Participant was not actively employed by the Company or any subsidiary.
4.Settlement of Restricted Stock Units. As soon as practicable, and no later than thirty (30) days, after the Restricted Stock Units vest, subject to any six-month delay required for purposes of compliance with Code section 409A if the Participant is a “specified Participant” at the time of such separation from service as contemplated by Section 18(b) of the Plan, the Company will settle Restricted Stock Units by issuing one Share for each Restricted Stock Unit that vested, subject to applicable withholding for taxes.
Notwithstanding anything to the contrary in the foregoing, the Company shall not be required to deliver any fractional Shares, but may pay, in lieu thereof, the Fair Market Value of such fractional Shares.
5.No Stockholder Rights; Transferability; Securities Law Restrictions. The Restricted Stock Units are not transferable and do not represent any rights as a stockholder of the Company. They represent a mere unfunded promise to pay. In addition to the restrictions set forth in this Agreement, the Restricted Stock Units are subject to the transfer restrictions set forth in the Plan. After the Restricted Stock Units have been settled, any Shares issued in settlement of the Restricted Stock Units shall thereafter be transferable by the Participant, subject to the terms of any shareholder agreement or Company policy then in effect, provided that the Participant agrees for himself and his heirs, legatees and legal representatives, with respect to all Shares acquired pursuant to this Agreement (or any Shares issued pursuant to a stock dividend or stock split thereon or any securities issued in lieu thereof or in substitution or exchange therefor):
(a)    that the Participant and the Participant’s heirs, legatees and legal representatives will not sell or otherwise dispose of such shares except pursuant to a registration statement filed by the Company that has been declared effective by the Securities and Exchange Commission under the Securities Act of 1933 (the “Act”), or except in a transaction which is determined by counsel to the Company to be exempt from registration under the Act and any applicable state securities laws; and
(b)    to execute and deliver to the Company such investment representations and warranties, and to take such other actions, as counsel for the Company determines may be necessary or appropriate for compliance with the Act and any applicable securities laws.
6.Recoupment or Claw Back. The Restricted Stock Units awarded under this Agreement, any payment made in settlement thereof, any Shares issued in settlement thereof and the

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proceeds from any subsequent transfer shall be subject to any applicable compensation recovery, clawback, recoupment or similar policy maintained by the Company.
7.Tax Withholding.
(a) No later than the date as of which an amount first becomes includable in the Participant’s gross income for federal income tax purposes with respect to the Restricted Stock Units, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Company under this Agreement and the Plan shall be conditional on the Participant making such payment or arrangements, and the Company and any Affiliate shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant.

(b) To the extent permitted by the Committee, the Participant may be permitted to satisfy tax withholding requirements by either (i) delivering previously owned Shares or (ii) having the Company withhold a portion of the Shares or cash payment otherwise deliverable pursuant to this Agreement, in either case having a fair market value (as determined by the Committee) on the date income is recognized by the Participant equal to the amount needed to satisfy any withholding obligations, provided that the amount of Shares withheld or delivered (or cash payment withheld) may not exceed the total maximum statutory withholding obligations associated with the transaction to the extent needed for the Company to avoid an accounting charge. If the number of Shares determined pursuant to the preceding sentence shall include a fractional Share, then the number of Shares delivered to, or withheld by, the Company shall be rounded up to the next highest whole number and the Company shall deliver to the Participant cash in an amount equal to the then fair market value (as determined by the Committee) of the fractional Share delivered or withheld in excess of the amount needed to satisfy any withholding obligations, unless the Participant makes other arrangements satisfactory to the Company for payment of such amount.

8.No Right to Employment. It is fully understood that nothing contained in this Agreement or the Plan shall be deemed to confer upon the Participant any right to continue in the employ of the Company or any subsidiary, nor to interfere in any way with the right of the Company or any subsidiary to terminate the employment of the Participant at any time for any reason.
9.Interpretation by Committee. As a condition of the granting of the Restricted Stock Units, the Participant agrees, for himself and his legal representatives, that the Plan and this Agreement shall be subject to discretionary interpretation by the Committee and that any interpretation by the Committee of the terms of the Plan and this Agreement shall be final, binding and conclusive on the Participant and his legal representatives in all respects and shall not be subject to challenge or dispute by the Participant or his legal representatives.
10.Modification. Subject to the applicable provisions of the Plan, at any time and from time to time the Committee may direct execution of an instrument providing for the modification, extension or renewal of this Agreement; provided, however, that no such modification, extension or renewal shall (a) confer on the Participant any right or benefit which could not be conferred on him by a grant of restricted stock units under the Plan at such time or (b) except to the extent the Committee determines that such modification, extension or renewal is in the best interest of the Participant or any other person(s) as may then have an interest in the Restricted Stock Units, materially and adversely affect the value of the Restricted Stock Units without the written consent of the Participant.
11.Miscellaneous.
(a)     If the Company fails to enforce any provision of this Agreement at any time, that failure will in no way constitute a waiver of such provision or of any other provision hereof.

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(b)     If any provision of this Agreement is held illegal, unenforceable or invalid for any reason, such illegality, unenforceability or invalidity will not affect the legality, enforceability or validity of the remaining provisions of this Agreement, and the Agreement will be construed and enforced as if the illegal, unenforceable or invalid provision had not been included in the Agreement.

(c)     This Agreement will be binding on and inure to the benefit of the Participant and the Participant’s heirs and personal representatives and to benefit of the Company and its successors and legal representatives.

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